Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of The Gladstone Companies, Inc. of our report dated October 12, 2022, except for the effects of discontinued operations discussed in Note 4 to the consolidated financial statements, as to which the date is March 27, 2023, relating to the financial statements of The Gladstone Companies, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Washington, D.C.

March 27, 2023

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